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                                                                      Exhibit 99

PREMIER OPERATOR
Slide 1

RICH HANTKE
Slide 2

Thank you operator and good morning everyone. Thank you for participating in this update conference call. Joining us this morning from Intelligroup are Arjun Valluri, Chairman and Chief Executive Officer, Dave Distel, Chief Financial Officer and Treasurer, Doug Berto, the company's newly-named Chief Operating Officer, and Christian Misvaer, General Counsel and Secretary. Before we get started with remarks by Arjun, Dave and Doug, please remember that any comments made in this call by management as part of prepared remarks or in response to your questions may contain forward looking information. In addition, certain statements contained herein, including statements regarding the development of services and markets, future demand for services, expected financial results, and other statements regarding matters that are not historical facts, are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include risks and uncertainties. Consequently, actual results may differ materially from those expressed or implied thereby.

Any forward-looking statements represent the Company's views only as of today and should not be relied upon as representing its views as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the estimates change and, therefore, you should not rely on these forward-looking statements as representing its views as of any date subsequent to today.

Slide 3
Thank you, and I'll now turn the call over to Arjun.


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ARJUN VALLURI
Slide 4

First, thank you all for joining us on this call. We realize that many of you have questions about our news in recent weeks. The purpose of this call is to give the investment community a business and financial update and get you up to speed on the progress we have achieved.

As you all know we have experienced reporting delays, and Dave will cover this later in the call. On the business side, our progress continues and we are now retooling all of our processes to take our company to the next level. This includes instilling the rigor and discipline needed to establish a lasting infrastructure for sustained growth. Doug Berto, our new Chief Operating Officer, will be instrumental in helping us to achieve this new order. Doug will be speaking to you later in the call about our plans.

I have been in touch with many of our key customers in recent weeks, and each executive has expressed continuing confidence in Intelligroup. They see us as a strategic partner with the right offerings for their long term needs.

In fact, this confidence was reflected in over 70 new engagements in North America in Q2 -- 17 of which were new customers. We've expanded our scope of work with several GE divisions, United Technologies, Pearson Technology, and Joy Mining. Since our last conference call, we've also secured several multi year application management contracts. We were further selected as a partner of SAP for their Mid-Market initiative.

Our offshore business has experienced strong sequential growth and we see ongoing market demand for our offerings. The market is there, the demand is there, and with this management team we will now be able to execute. Our predominant focus is to execute disciplined internal processes and build the go to market strategy to increase not just our revenue, but our margins on each engagement. We are building the foundation to scale the business in 2005.


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Slide 5
I'll now turn this over to Dave to give you an update on where we stand.

DAVE DISTEL
Slide 6

Thank you, Arjun...welcome everyone. I would like to second Arjun's comments and thank everyone for your participation in today's conference call. It has been a very difficult stretch for all of us, analysts, investors, employees, and management alike, and we certain appreciate your continuing interest in Intelligroup.

Before I start getting into the numbers, I'd like to emphasize that these are preliminary and subject to further review, both internally and by Deloitte & Touche, our external auditors. We now expect our second quarter 2004 revenue to meet our previous guidance range of 32 to 33 million dollars. Earnings per share, however, will fall short of our previous guidance range of 6 to 9 cents, excluding any foreign currency translation benefit. The shortfall in earnings is primarily due to lower-than-expected gross and operating margins. Because these numbers are preliminary and subject to further adjustment internally and by D&T, I do not have further details for you at this point. Obviously, I'm doing the best I can to at least give you a good faith estimate of where things stand. We will fill in all the blanks during our September conference call when we will release and discuss final second quarter numbers.

Our revolving credit facility with PNC Bank has a covenant which requires the company to achieve 1.6 million dollars of EBITDA in the second quarter. My expectation at this point is that we will not be in compliance with this covenant; however, we are already working with the bank for a waiver.


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As you know, system conversion and personnel issues have contributed to the delay in releasing second quarter numbers. I'll discuss the specifics in a minute, but, as you might expect during a systems conversion, we saw a significant increase in our days sales outstanding, from 83 days for the first quarter to in excess of 100 days for the second quarter. I will discuss specific numbers during the September call.

As a result of the challenges we're talking about today, we don't believe we're on target to meet our previously-issued full-year guidance. My priority now is to focus on two things - first, our financial forecasting process and second, the timeliness of our financial closing. Therefore, we are retracting our current full year 2004 guidance and we will not be providing forward looking guidance at this time. I understand providing this guidance is important to you as investors and I don't take this lightly. And accordingly, I will make this a priority. Our new management team is going to take the opportunity over the next few months to work on the company's long-term strategy, and we hope to come back to you before the end of the year with a 2005 outlook.

Slide 7
Now I want to take the opportunity to update you on a couple of external challenges we are facing.

The first relates to the delisting notice we received from the NASDAQ. We understand this administrative notice is standard in situations where a company delays a periodic filing. We have requested a hearing to review our situation and understand that hearings are typically held within 30 to 45 days, but this is completely within the discretion of NASDAQ. You may have noticed that our ticker symbol has been changed to "ITIGE" and will continue to trade as such until after we have regained compliance.


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Obviously I can't comment on the hearing process itself, or speculate on the outcome. Our focus is to finalize and file our 10-Q for the second quarter and regain compliance with the NASDAQ listing requirements. As previously stated, we expect to file our 10-Q for the second quarter no later than September 17.

The second external challenge we are facing relates to the resignation of Deloitte & Touche, our external auditors. Deloitte has indicated this will be effective following the conclusion of their Q2 review. As we have stated previously, this was an internal decision by Deloitte based on their own business needs. Obviously, we are unable to comment on the reasons behind their decision. In terms of timing, they have given ample notice so that we can engage a new auditing firm for our Q3 and year end results.

I understand there is a lot of speculation on this topic, so I would like to emphasize that Deloitte's resignation is NOT the result of a material dispute with the Company. Deloitte has NOT issued any adverse opinions or disclaimers of opinions during past two fiscal years and their reports in relation to our financials did NOT contain an adverse opinion or a disclaimer of opinion. They were NOT qualified or modified as to uncertainty, audit scope, or accounting principles.

Further, for the last two fiscal years and through today, we have NOT had any significant disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. If there were any significant disagreements, if not resolved to the satisfaction of Deloitte, it would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports.

That being said, we are now focusing on the future. The audit committee has commenced a search for a new audit firm. We have had several firms express interest in discussing the opportunity to work with us. This is progressing and we will provide an update when we engage a new firm.


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Slide 8
As of April 1st, we completed an SAP enterprise implementation, with HR and Financial functionalities. Our new system will give us a greatly-enhanced ability to produce "on-site and off-shore" revenue and margin metrics as well as key operational data to run our business. It will also give us the ability to communicate in a more timely fashion.

Our U.S. and India operations are on the new system. This system handles all of our financial functions, including time and expense reporting, billing and collection, general ledger, human resources, and the like. We will eventually move our U.K., Denmark and Japan operations onto this new system as well.

Now let's talk about the reason for the delays we experienced for the second quarter.

In a nutshell, the combination of the new system and new finance personnel has led to a more extensive and time-consuming conversion and closing process. In order to ensure the financial integrity of our results, we put together an internal team consisting of our most experienced resources to validate transactional level detail. I feel good about the progress we are making, and the results for the second quarter are currently being reviewed by Deloitte & Touche and we continue to work cooperatively together.

Let me talk about some improvements we have made in the quality of our Finance staff. I hired a new Controller, a new Assistant Controller, and new head of Financial Planning and Analysis. And, yes, they've been very busy over the last few months since they started in their roles. And, no, as our disclosures up to this point have emphasized, the turnover in the financial area was not due to any sort of irregularities. It was just time for some change.


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We had originally anticipated reporting final results today, but our comprehensive validation process that I referred to earlier is taking longer than anticipated. Therefore, we announced last week that we anticipate filing our second quarter 10-Q no later than Friday, September 17. This date was set with the input of Deloitte & Touche, and I feel it is very achievable.

I must emphasize that the delay noted is temporary, it's fixable, and not an issue with business fundamentals, momentum or dynamics. We're well on the way to addressing the timeliness of our reporting. Our new team has gained tremendous knowledge that we can more fully leverage - and we expect to be reporting third quarter results on time.

Slide 9
Thank you again, everyone - I look forward to your questions in a few minutes. But first, Arjun earlier introduced our new Chief Operating Officer, Doug Berto. I'm now going to turn the call over to Doug and ask him to make a few remarks. Doug - good to have you...

DOUG BERTO
Slide 10
Thank you, Dave - it is good to be here. For those who haven't seen the press release, let me give you a brief rundown on my background. I joined Intelligroup after over 21 years at Accenture and 11+ as a Partner. Most recently I was one of the founding partners of Accenture's multi-billion dollar global Enterprise Solutions business - SAP, PeopleSoft and Oracle. I had responsibility for over 5,000 ERP-centric IT and business professionals in 33 centers throughout the world. My focus was in creating a sales and delivery engine for the business to serve global companies with an emphasis on being able to sell and deliver seamlessly regardless of physical location be it project work or long-term application management services.


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I also was the global client partner for one of Accenture's Diamond clients, a distinction given to the Most Significant clients in terms of long term sustained revenue and the strategic nature of the relationship. A handful of clients worldwide carry this label.

I took a post IPO retirement from Accenture last year with the intent of decompressing for a few months and then becoming involved with a small cap services company in a senior executive role. I became aware of Intelligroup 3 years ago from a former CIO client of mine who hired Intelligroup at his new company. He was complimentary of Intelligroup and the quality of service being provided. As I began thinking about my next career I called Arjun, one thing led to another, and here I am.

Before I joined Intelligroup as I was researching the company I came to the conclusion that Intelligroup is in the right market at the right time with the right resources, with the right delivery model, with a relatively low cost structure, and with offerings that are in demand and sustainable.

This translates into the potential of high margin long term work at very attractive terms for clients. After being here for a few weeks, I believe that more than ever.

I am very glad to be part of the executive team and believe that we have an incredible opportunity in the marketplace. Intelligroup, through its onsite/offshore delivery model, skilled consultant team, and underlying cost structure has carved out a unique niche in the enterprise applications services market which needs to be exploited.

My mission as Chief Operating Officer is to ensure that the value inherent in the company's capability is effectively realized, while at the same time ensuring that all aspects of the organization work in unison toward this goal.


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o     I firmly believe that the operating performance and profitability can be substantially improved by having an intense and dedicated focus on developing world-class processes and methods for the following:

      o How we Go to Market to build long-term highly profitable client relationships. We are also intent on migrating to an industry Vertical strategy over time which allows for value added strategic offerings aligned with customer's business requirements.

      o How we conduct our engagements on a daily basis as it relates to Quality delivery, Expectation setting, work plan/schedule/ scope control, management of work across locations, continuous monitoring of Client and project profitability. The objective is to exceed expectations and never have a surprise in any of these areas. We will deliver what we commit to.

      o Knowledge Management - we need to and will capture the inherent value of the Intellectual/Knowledge Capital of the firm. This will improve overall efficiency, quality and provide for sharing of best practices and experiences. The objective is to never reinvent the wheel which otherwise allows for uneven project results and wasted efforts.

      o Another focus to ensure growth and increased profitability over time is to expand our capability in areas such as SAP Net-Weaver, Supply Chain, RFID, Data Warehousing and CRM. These disciplines are in increasing demand, viewed as high value, and will allow us to expand our footprint at clients for project and Application Management type services. We are going to develop training approaches to build capability in these areas globally and utilize delivery approaches which allow us to leverage our best skills across clients.


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      o     We have a great relationship with SAP and will continue to work hard to jointly develop business through the Middle Market initiative. We believe, as do others, that there is incredible opportunity for growth within that market. The middle market is an important factor in driving long term top line growth for Intelligroup.

      o We will streamline the organization to ensure a more fluid approach to managing Client relationships, improving accountability of results, and reduce customer acquisition related costs. The integration of sales and delivery is a big first step in this direction.

      o We have been very successful in executing in our Public Sector and Higher Ed vertical with Peoplesoft, and we now are building a very strong relationship to do the same with SAP. We also have to take better advantage of the tremendous talent that exists in our Public Sector vertical. This task is high on my list of priorities.

We see tremendous opportunity for significant improvements in our Operations and I am confident that we are taking appropriate actions to ensure success. I view the majority of the issues facing the business as near-term obstacles to our end success. Defining, creating, and implementing the needed processes is in my DNA from my days with Accenture. I'm confident we can be successful.

The true challenge for us is to develop a greater sense of discipline and rigor throughout the organization along with the incentives via compensation structures for us to take advantage of our capabilities and to realize our untapped potential. How long before tangible top and bottom line results? 6 months to 1 year.


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Slide 11
It's time for me to get to work - we expect to update you on my progress on a regular basis. I thank you, and I'll now turn the call back over to Arjun.

ARJUN VALLURI
Thanks Doug. I understand that some of you may be as disappointed as I am with our current share price, but I view this as temporary. Our management team is in this for the long term. We are building the foundation for years to come and are focused on long term shareholder value. I will now turn the call over back to Rich to open this up to your questions, but remind you that we are constrained in what we can talk about from a numbers perspective until next months call.

RICH HANTKE
Slide 12
Thank you, Arjun. For those that have dialed in, we will now open up the call to questions. Please limit each question and follow-up to one topic so we can get to everyone. Simply re-enter the queue with the operator to ask additional questions. We will be available on this call as long as possible to address everyone's concerns, but then will be entering a quiet period with the investment community until after our September call. I therefore strongly encourage everyone to participate in this Q&A. Operator, please instruct our audience on the procedures...